As filed with the Securities and Exchange Commission on March ,1999,
                            Registration No. 0-18049

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 E*TWOMEDIA.COM
               --------------------------------------------------
               (Exact name of registrant as specified in charter)

                 Nevada                                     91-1317131
----------------------------------------------       --------------------------
(State or other jurisdiction of incorporation)       (IRS Employer I.D. Number)

  53 West 23rd Street, New York, New York                     10010
-----------------------------------------                  ----------
 (Address of principle executive offices)                  (Zip Code)

                               SERVICES AGREEMENT
                             (Full Title of Plan(s))

                            LAUGHLIN ASSOCIATES, INC.
                            2533 NORTH CARSON STREET
                            CARSON CITY, NEVADA 89700
                                  800-648-0966
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE

                          PROPOSED         PROPOSED
TITLE OF                  MAXIMUM          MAXIMUM         AMOUNT OF
SECURITIES TO BE        AMOUNT TO BE     OFFERING PER      AGGREGATE      REGISTRATION
REGISTERED               REGISTERED         SHARE        OFFERING PRICE       FEE
----------------        ------------     ------------    --------------   ------------

COMMON STOCK PAR         200,000            $0.05           $10,000          $100.00
VALUE $0.004167
PER SHARE (1)

COMMON STOCK PAR         525,000            $0.05           $20,000          $100.00
VALUE $0.004167
PER SHARE (2)

COMMON STOCK PAR         200,000            $0.05           $10,000          $100.00
VALUE $0.004167
PER SHARE (3)

COMMON STOCK PAR          30,000            $0.05           $ 1,500          $100.00
VALUE $0.004167
PER SHARE (4)

                 CALCULATION OF REGISTRATION FEE - NOTES THERETO

(1) The Company is to issue 200,000 shares of its common stock as compensation for services to Oram Ltd.. Approximate date of proposed sale pursuant to the plan; as soon as practicable after the Registration Statement becomes effective.

(2) The Company is to issue and/or reissue 525,000 shares of its common stock as compensation for services to William W. Bolles. Approximate date of proposed sale pursuant to the plan; as soon as practicable after the Registration Statement becomes effective.

(3) The Company is to issue 200,000 shares of its common stock as compensation for services to Michael A. Cassin. Approximate date of proposed sale pursuant to the plan; as soon as practicable after the Registration Statement becomes effective.

(4) The Company is to issue 30,000 shares of its common stock as compensation for services to Marc A. Palazzo. Approximate date of proposed sale pursuant to the plan; as soon as practicable after the Registration Statement becomes effective.


This registration statement, including all exhibits and attachments, consists of __ pages.

The exhibit index is on page 7.

                                     PART II

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

The following documents, which are filed or are in the process of being filed with the Securities Exchange Commission, are incorporated by reference in this registration statement.

(1) The Company's Quarterly Report on Form 10-Q for the periods ending June 30, 1998; September 30, 1998;

(2)  The Company's  Annual  Report on Form 10-K for the year ended  December 31,
     1997;

(3) All other Quarterly and Annual Reports filed by the Company pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934 prior to the end of the fiscal year covered by the Annual Report referred to in (c) above; and

(4) All other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of common-stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

The Company's authorized capitalization includes 12,000,000 shares of Common Stock, $0.004167 par value per share, of which 1,546,181 shares were issued and outstanding as of March 24, 1999 and 200,000 shares of Preferred Stock, no par value, of which 49,282 shares were issued and outstanding as of March 24, 1999.

Holders of the Company's Common Stock are entitled to one vote per share on each matter submitted to vote at any meeting of the shareholders. The Company's
Bylaws require a majority of the Company's issued and outstanding shares of Common Stock must be represented in order to constitute a quorum necessary to transact business at a meeting of the shareholders. Shares of Common Stock does not carry cumulative voting rights and, therefore, holders of a majority of the outstanding shares of Common Stock are able to elect the entire board of directors, and, if they do so, holders of the remaining shares of Common Stock will not be able to elect any directors. Holders of the Company's Common Stock have no preemptive rights to acquire additional shares of Common Stock. The Company's Common Stock is not subject to redemption and carries no subscription or conversion rights. In the event of the Company's liquidation, each share of the Company's Common Stock is entitled to an equal share of corporate assets remaining after satisfaction of all Company liabilities and preferred distributions to holders of the Company's Preferred Stock. Holders of shares of the Company's Common Stock are entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends. The Company has not paid cash dividends on its Common Stock, and does not anticipate that it will pay each dividends on its Common Stock in the foreseeable future.

The Company's Preferred Stock consists of a single class of preferred stock. The Preferred Stock is convertible one year after date of issuance, and is nonvoting. Holders of shares of the Preferred Stock are entitled to a preference over the Company's Common Stock in the event of the Company's liquidation, in the amount of $7.00 per share of Preferred Stock. Shares of Preferred Stock are convertible into shares of Common Stock as follows: One for one Share, Preferred Shares are redeemable by the Company on the following terms: One year from date of issuance; $7.00 per share. The Company has not paid cash dividends on its Preferred Stock, and does not anticipate that it will pay cash dividends on its Preferred Stock in the foreseeable future.

The Company's board of directors has the authority, without any further action by the Company's shareholders, to issue any portion of the authorized but unissued shares of the Company's Common Stock and Preferred Stock, upon terms established by the board of directors]. In the event of any such issuance of additional shares of the Company's Common Stock or Preferred Stock, the percentage ownership of the Company by existing shareholders would be reduced and the book value of the Company's Common Stock may be diluted.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

Company counsel is registering shares pursuant to an agreement filed as an exhibit hereto.

ITEM 6.   INDEMNIFICATION OF OFFICERS AND DIRECTORS.

(1)  Article 9 of the  Company's  Articles of  Incorporation,  and Article  VII,
     Section 1 of the Company's Bylaws, provide for indemnification of the Company's officers and directors against certain liabilities. Officers and directors of the Company are indemnified generally against expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.   EXHIBITS.

The exhibit index is contained on page 7 of this Registration Statement.

ITEM 9.   UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: ( i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement, including but not limited to) any addition or election of a managing underwriter; provided, however that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each suh post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report for the Company pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in
     Item 6, or otherwise, the Company has been advised that in the opinion of the Securities Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, the State of New York, on this 24th day of March, 1999.

                              E*TWOMEDIA.COM

                              By: /s/ MICHAEL CASSIN
                                  ----------------------------------------------
                              Michael Cassin, President, Chief Executive Officer and Chairman of the Board

Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Michael Cassin, President of his successor in his office, with full power to act as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, and in any and all capacities (until revoked in writing) to sign any and all capacities (including post-effective amendments and amendments thereto) this Registration Statement on Form S-8 of E*twoMedia.com, and to file same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE             TITLE                                    DATE
-------------------   --------------------               ----------------

-------------------
Michael Cassin        Chief Executive Officer,           March 24, 1999
                      President and Chairman
                      of the Board

                                INDEX TO EXHIBITS


NO.     DESCRIPTION
---     -----------

 5.     Opinion and Consent of Marc A. Palazzo, Esq.

10.1    Services Agreement with Oram Ltd dated Feb. 27, 1999

10.2    Services Agreement with William W. Bolles dated Dec. 27, 1998

10.3    Services Agreement with Michael A. Cassin dated Dec. 27, 1998

10.4    Services Agreement with Marc A. Palazzo dated Dec. 27, 1998

                                    EXHIBIT 5

                              MARC A. PALAZZO, ESQ.
                                 1617 JFK BLVD.
                           PHILADELPHIA, PENNSYLVANIA
                                 (215) 988-0080

                                                                  March 25, 1999

E*TwoMedia.com
53 West 23rd Street
New York, New York    10016

Gentlemen:

You have requested my opinion with respect to the securities included in the Company's registration statement on Form S-8 (the "Registration Statement"), which will be filed with the Securities and Exchange Commission in March, 1999.

In my role as counsel to the Company, I have examined the original or certified copies of such records of the Company and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as I deemed relevant and necessary for the opinion expressed in this letter. In such examination, I have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to me as conformed or photostatic copies. As to various questions of fact material to such opinion, I have relied upon statements or certificates of officials and representatives of the Company and others.

The legal opinion expressed herein relates solely to New York corporate law. Based upon and subject to the foregoing, I am of the opinion that:

When the Registration Statement becomes effective under the Securities Act of 1933, as amended, and the securities are issued and distributed as contemplated in the Registration Statement, the securities will constitute legally issued, paid and non-assessable securities of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. I giving such consent, I do not hereby admit that I am included within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                                     Very truly yours,


                                                     Marc A. Palazzo, Esq.

                                  EXHIBIT 10.1

                               SERVICES AGREEMENT

This Agreement, effective this 27th day of February, 1999, is entered into by and between E*TWOMEDIA.COM ("Client"), with the mailing address of 53 West 23rd Street, New York, New York 10010, Oram Ltd ("Consultant"), with the mailing address of PO Box 1 Corral Rd., Gibraltar.

1. SERVICES. Client desires, and Consultant is willing to provide services for E* TwoMedia.com, of the nature and type requested by Client in the areas of Consultant's practice and expertise, during the term described below (the "Services"). Upon the reasonable request of Client, Consultant shall provide Client with future Services pursuant to the terms and conditions of this Agreement. Consultant shall include providing general financial consulting, promotion of brokers and market makers and fund raising pursuant to a written agreement on file at the office of E*twoMedia.com..

2. INDEPENDENT CONTRACTOR. Individuals who perform Services for or on behalf of Consultant to Client, shall be considered the agents, consultants, contractors or employees of Consultant. The relationship between Consultant and Client is solely one of independent contractor. Consultant is entitled to perform the Services required herein through the use of his own personnel. Nothing herein shall be construed or interpreted to deem the relationship between Client and Consultant to be an employer/employee relationship. Consultant shall be responsible for all contract obligations he may have with his personnel with any fringe benefits to which they may be entitled by reason of being personnel of Consultant. Consultant shall also be responsible for withholding payroll taxes from the wages and salaries paid to his personnel and the payment of all payroll taxes relating to their employment to government agencies and shall provide workman's compensation insurance, unemployment insurance and any other insurance required by statute.

3. CHARGES FOR SERVICES. In consideration for the Services, Client agrees to pay to Consultant the sum of Two Hundred Thousand (200,000) shares of the common stock of Client, which shall be issued to Consultant as soon as practical following execution hereof, free and clear of all liens, encumbrances and restrictions as provided in Section 4 hereof.

4. S-8 REGISTRATION. Client agrees to file a registration statement on Form S-8 with the Securities & Exchange Commission, registering all shares payable hereunder to Consultant. Said filling shall occur as soon as practical after the shares have been issued to Consultant, and Consultant agrees to cooperate in full with Client in making such filing.

5. INABILITY TO PERFORM. Consultant and Client shall not be required to perform their respective obligations under this Agreement, or be liable for their failure to perform for delay in performance of their obligations hereunder if such performance is prevented, hindered, or delayed by reason of any cause beyond the reasonable control of the other party, including, without limitation, any labor dispute, personal illness or injury, act of God, or regulation or order of any government authority. If performance is not possible for thirty
(30) consecutive days, either party can terminate and the verifiable fees and costs owed Consultant by Client shall become a lien against the assets of Client.

6. TERM AND TERMINATION. This Agreement shall be effective upon the date first written above and shall continue in effect for six (6) months thereafter or until terminated by either party upon giving the other party not less than thirty (30) days prior written notice of termination; provided, however, Services being provided at the time of termination shall continue pursuant to the terms of this Agreement until completed. This Agreement may be terminated by either party in the event of the refusal or inability of the other party to perform hereunder as provided in Section 5, or in the event of the breach of any obligation under this Agreement by the other party. Such termination upon breach shall be made by written notice to the other party and shall become effective ten (10) days after delivery of such notice, provided the defaulting party has not cured any such default to the satisfaction of the other party within said ten (10) day period. Client shall issue an additional 200,000 shares of stock if consultant has rendered and continues to render services beneficial to client which shall include obtaining new corporate opportunities and thus increasing the value of client's stock.

7.   MISCELLANEOUS.

(a) Unless otherwise stated, all notices, demands, payments and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been given on the date delivery is acknowledged, and shall be made only by recognized courier service, or by U.S. Mail, registered or certified, postage, prepaid, return receipt requested, to the address of each party set forth in the heading of the Agreement, or to such other address as either party may substitute by written notice to the other party.

(b) This Agreement shall be binding on, and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors or assigns. Neither party shall assign its obligations hereunder without the express written consent of the other party.

(c) The captions used in this Agreement are for purposes of identification only and are not to be used to construe any of the terms of the Agreement.

(d) This Agreement may be executed as a single document bearing all necessary signatures or may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

(e) This Agreement constitutes the entire Agreement and understanding between the parties hereto and integrates all prior negotiations, discussions and agreements between them. No modifications of the terms of this Agreement shall be valid unless in writing and signed by an authorized representative of each party hereto (or their successors).

(f) If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provision shall not in any way be affected or impaired thereby.

(g) This Agreement shall be governed by and interpreted under the laws of the State of Nevada.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective on the day and year first above written.

CLIENT:
 E* TWOMEDIA.COM

By:  /s/ Michael Cassin
     -------------------------
Its: President
     -------------------------

CONSULTANT:
ORAM LTD


By:  /s/ Howard Thomas
     -------------------------
Its: Director
     -------------------------

                                  EXHIBIT 10.2

                               SERVICES AGREEMENT

This Agreement, effective this 27th day of December, 1998, is entered into by and between E*TWOMEDIA.COM ("Client"), with the mailing address of 53 West 23rd Street, New York, New York 10010, William W. Bolles ("Consultant"), with the mailing address of 37 E. 28th Street, Suite 906, New York, New York 10016.

1. SERVICES. Client desires, and Consultant is willing to provide services for E* TwoMedia.com, of the nature and type requested by Client in the areas of Consultant's practice and expertise, during the term described below (the "Services"). Upon the reasonable request of Client, Consultant shall provide Client with future Services pursuant to the terms and conditions of this Agreement. Consultant shall include providing general financial consulting, promotion of brokers and market makers and fund raising pursuant to a written agreement on file at the office of E* TwoMedia.com.

2. INDEPENDENT CONTRACTOR. Individuals who perform Services for or on behalf of Consultant to Client, shall be considered the agents, consultants, contractors or employees of Consultant. The relationship between Consultant and Client is solely one of independent contractor. Consultant is entitled to perform the Services required herein through the use of his own personnel. Nothing herein shall be construed or interpreted to deem the relationship between Client and Consultant to be an employer/employee relationship. Consultant shall be responsible for all contract obligations he may have with his personnel with any fringe benefits to which they may be entitled by reason of being personnel of Consultant. Consultant shall also be responsible for withholding payroll taxes from the wages and salaries paid to his personnel and the payment of all payroll taxes relating to their employment to government agencies and shall provide workman's compensation insurance, unemployment insurance and any other insurance required by statute.

3. CHARGES FOR SERVICES. In consideration for the Services, Client agrees to pay to Consultant the sum of Five Hundred Twenty Five Thousand (525,000) shares of the common stock of Client, which shall be issued to Consultant as soon as practical following execution hereof, free and clear of all liens, encumbrances and restrictions as provided in Section 4 hereof.

4. S-8 REGISTRATION. Client agrees to file a registration statement on Form S-8 with the Securities & Exchange Commission, registering all shares payable hereunder to Consultant. Said filling shall occur as soon as practical after the shares have been issued to Consultant, and Consultant agrees to cooperate in full with Client in making such filing.

5. INABILITY TO PERFORM. Consultant and Client shall not be required to perform their respective obligations under this Agreement, or be liable for their failure to perform for delay in performance of their obligations hereunder if such performance is prevented, hindered, or delayed by reason of any cause beyond the reasonable control of the other party, including, without limitation, any labor dispute, personal illness or injury, act of God, or regulation or order of any government authority. If performance is not possible for thirty
(30) consecutive days, either party can terminate and the verifiable fees and costs owed Consultant by Client shall become a lien against the assets of Client.

6. TERM AND TERMINATION. This Agreement shall be effective upon the date first written above and shall continue in effect for six (6) months thereafter or until terminated by either party upon giving the other party not less than thirty (30) days prior written notice of termination; provided, however, Services being provided at the time of termination shall continue pursuant to the terms of this Agreement until completed. This Agreement may be terminated by either party in the event of the refusal or inability of the other party to perform hereunder as provided in Section 5, or in the event of the breach of any obligation under this Agreement by the other party. Such termination upon breach shall be made by written notice to the other party and shall become effective ten (10) days after delivery of such notice, provided the defaulting party has not cured any such default to the satisfaction of the other party within said ten (10) day period. Client shall issue an additional 200,000 shares of stock if consultant has rendered and continues to render services beneficial to client which shall include obtaining new corporate opportunities and thus increasing the value of client's stock.

7.   MISCELLANEOUS.

(a) Unless otherwise stated, all notices, demands, payments and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been given on the date delivery is acknowledged, and shall be made only by recognized courier service, or by U.S. Mail, registered or certified, postage, prepaid, return receipt requested, to the address of each party set forth in the heading of the Agreement, or to such other address as either party may substitute by written notice to the other party.

(b) This Agreement shall be binding on, and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors or assigns. Neither party shall assign its obligations hereunder without the express written consent of the other party.

(c) The captions used in this Agreement are for purposes of identification only and are not to be used to construe any of the terms of the Agreement.

(d) This Agreement may be executed as a single document bearing all necessary signatures or may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

(e) This Agreement constitutes the entire Agreement and understanding between the parties hereto and integrates all prior negotiations, discussions and agreements between them. No modifications of the terms of this Agreement shall be valid unless in writing and signed by an authorized representative of each party hereto (or their successors).

(f) If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provision shall not in any way be affected or impaired thereby.

(g) This Agreement shall be governed by and interpreted under the laws of the State of Nevada.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective on the day and year first above written.

CLIENT:
E*TWOMEDIA.COM

By:  /s/ Michael Cassin
     --------------------------
Its: President
     --------------------------

CONSULTANT:

     /s/ William W. Bolles
     --------------------------
     William W. Bolles

                                  EXHIBIT 10.3

                               SERVICES AGREEMENT

This Agreement, effective this 27th day of February, 1999, is entered into by and between E*TWOMEDIA.COM ("Company"), with the mailing address of 53 West 23rd Street, New York, New York 10010, Michael Cassin ("President"), with the mailing address of 166 East 83rd Street, New York, New York 10028.

1. SERVICES. Company desires, and President is willing to provide services for E*TwoMedia.com, of the nature and type requested by Company in the area of President of the Company during the term described below (the "Services"). Upon the reasonable request of Company, President shall provide Company with future Services pursuant to the terms and conditions of this Agreement. President shall include providing general financial consulting, promotion of brokers and market makers and fund raising pursuant to a written agreement on file at the office of E*TwoMedia.com.

2. CHARGES FOR SERVICES. In consideration for the Services, Company agrees to pay to President the sum of Two Hundred Thousand (200,000) shares of the common stock of Company, which shall be issued to President as soon as practical following execution hereof, free and clear of all liens, encumbrances and restrictions as provided in Section 4 hereof.

3. S-8 REGISTRATION. Company agrees to file a registration statement on Form S-8 with the Securities & Exchange Commission, registering all shares payable hereunder to President. Said filling shall occur as soon as practical after the shares have been issued to President, and President agrees to cooperate in full with Company in making such filing.

4. INABILITY TO PERFORM. President and Company shall not be required to perform their respective obligations under this Agreement, or be liable for their failure to perform for delay in performance of their obligations hereunder if such performance is prevented, hindered, or delayed by reason of any cause beyond the reasonable control of the other party, including, without limitation, any labor dispute, personal illness or injury, act of God, or regulation or order of any government authority. If performance is not possible for thirty
(30) consecutive days, either party can terminate and the verifiable fees and costs owed President by Company shall become a lien against the assets of Company.

5. TERM AND TERMINATION. This Agreement shall be effective upon the date first written above and shall continue in effect for six (6) months thereafter or until terminated by either party upon giving the other party not less than thirty (30) days prior written notice of termination; provided, however, Services being provided at the time of termination shall continue pursuant to the terms of this Agreement until completed. This Agreement may be terminated by either party in the event of the refusal or inability of the other party to perform hereunder as provided in Section 5, or in the event of the breach of any obligation under this Agreement by the other party. Such termination upon breach shall be made by written notice to the other party and shall become effective ten (10) days after delivery of such notice, provided the defaulting party has not cured any such default to the satisfaction of the other party within said ten (10) day period. Company shall issue an additional 200,000 shares of stock if President has rendered and continues to render services beneficial to Company which shall include obtaining new corporate opportunities and thus increasing the value of Company's stock.

6.   MISCELLANEOUS.

(a) Unless otherwise stated, all notices, demands, payments and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been given on the date delivery is acknowledged, and shall be made only by recognized courier service, or by U.S. Mail, registered or certified, postage, prepaid, return receipt requested, to the address of each party set forth in the heading of the Agreement, or to such other address as either party may substitute by written notice to the other party.

(b) This Agreement shall be binding on, and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors or assigns. Neither party shall assign its obligations hereunder without the express written consent of the other party.

(c) The captions used in this Agreement are for purposes of identification only and are not to be used to construe any of the terms of the Agreement.

(d) This Agreement may be executed as a single document bearing all necessary signatures or may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

(e) This Agreement constitutes the entire Agreement and understanding between the parties hereto and integrates all prior negotiations, discussions and agreements between them. No modifications of the terms of this Agreement shall be valid unless in writing and signed by an authorized representative of each party hereto (or their successors).

(f) If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provision shall not in any way be affected or impaired thereby.

(g) This Agreement shall be governed by and interpreted under the laws of the State of Nevada.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective on the day and year first above written.
COMPANY:
E*TWOMEDIA.COM

By:  /s/ Michael Cassin
     --------------------------
Its:   President
     --------------------------


     /s/ Michael Cassin
     --------------------------
     Michael Cassin

                                  EXHIBIT 10.4

                               SERVICES AGREEMENT

This Agreement, effective this 27th day of December, 1998, is entered into by and between E*TWOMEDIA.COM ("Client"), with the mailing address of 53 West 23rd Street, New York, New York 10010, Marc A. Palazzo ("Consultant"), with the mailing address of 331 W. 19th Street, Suite GF, New York, New York 10011.

1. SERVICES. Client desires, and Consultant is willing to provide services for E* TwoMedia.com, of the nature and type requested by Client in the areas of Consultant's practice and expertise, during the term described below (the "Services"). Upon the reasonable request of Client, Consultant shall provide Client with future Services pursuant to the terms and conditions of this Agreement. Consultant shall include providing general financial consulting, promotion of brokers and market makers and fund raising pursuant to a written agreement on file at the office of E* TwoMedia.com.

2. INDEPENDENT CONTRACTOR. Individuals who perform Services for or on behalf of Consultant to Client, shall be considered the agents, consultants, contractors or employees of Consultant. The relationship between Consultant and Client is solely one of independent contractor. Consultant is entitled to perform the Services required herein through the use of his own personnel. Nothing herein shall be construed or interpreted to deem the relationship between Client and Consultant to be an employer/employee relationship. Consultant shall be responsible for all contract obligations he may have with his personnel with any fringe benefits to which they may be entitled by reason of being personnel of Consultant. Consultant shall also be responsible for withholding payroll taxes from the wages and salaries paid to his personnel and the payment of all payroll taxes relating to their employment to government agencies and shall provide workman's compensation insurance, unemployment insurance and any other insurance required by statute.

3. CHARGES FOR SERVICES. In consideration for the Services, Client agrees to pay to Consultant the sum of Thirty Thousand (30,000) shares of the common stock of Client, which shall be issued to Consultant as soon as practical following execution hereof, free and clear of all liens, encumbrances and restrictions as provided in Section 4 hereof.

4. S-8 REGISTRATION. Client agrees to file a registration statement on Form S-8 with the Securities & Exchange Commission, registering all shares payable hereunder to Consultant. Said filling shall occur as soon as practical after the shares have been issued to Consultant, and Consultant agrees to cooperate in full with Client in making such filing.

5. INABILITY TO PERFORM. Consultant and Client shall not be required to perform their respective obligations under this Agreement, or be liable for their failure to perform for delay in performance of their obligations hereunder if such performance is prevented, hindered, or delayed by reason of any cause beyond the reasonable control of the other party, including, without limitation, any labor dispute, personal illness or injury, act of God, or regulation or order of any government authority. If performance is not possible for thirty
(30) consecutive days, either party can terminate and the verifiable fees and costs owed Consultant by Client shall become a lien against the assets of Client.

6. TERM AND TERMINATION. This Agreement shall be effective upon the date first written above and shall continue in effect for six (6) months thereafter or until terminated by either party upon giving the other party not less than thirty (30) days prior written notice of termination; provided, however, Services being provided at the time of termination shall continue pursuant to the terms of this Agreement until completed. This Agreement may be terminated by either party in the event of the refusal or inability of the other party to perform hereunder as provided in Section 5, or in the event of the breach of any obligation under this Agreement by the other party. Such termination upon breach shall be made by written notice to the other party and shall become effective ten (10) days after delivery of such notice, provided the defaulting party has not cured any such default to the satisfaction of the other party within said ten (10) day period. Client shall issue an additional 200,000 shares of stock if consultant has rendered and continues to render services beneficial to client which shall include obtaining new corporate opportunities and thus increasing the value of client's stock.

7.   MISCELLANEOUS.

(a) Unless otherwise stated, all notices, demands, payments and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been given on the date delivery is acknowledged, and shall be made only by recognized courier service, or by U.S. Mail, registered or certified, postage, prepaid, return receipt requested, to the address of each party set forth in the heading of the Agreement, or to such other address as either party may substitute by written notice to the other party.

(b) This Agreement shall be binding on, and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors or assigns. Neither party shall assign its obligations hereunder without the express written consent of the other party.

(c) The captions used in this Agreement are for purposes of identification only and are not to be used to construe any of the terms of the Agreement.

(d) This Agreement may be executed as a single document bearing all necessary signatures or may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

(e) This Agreement constitutes the entire Agreement and understanding between the parties hereto and integrates all prior negotiations, discussions and agreements between them. No modifications of the terms of this Agreement shall be valid unless in writing and signed by an authorized representative of each party hereto (or their successors).

(f) If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provision shall not in any way be affected or impaired thereby.

(g) This Agreement shall be governed by and interpreted under the laws of the State of Nevada.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective on the day and year first above written.

CLIENT:
E*TWOMEDIA.COM

By:  /s/ Michael Cassin
     ---------------------------
Its: President
     ---------------------------

CONSULTANT:

     /s/ Marc A. Palazzo
     ---------------------------
     Marc A. Palazzo